UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2006

PROCERA NETWORKS, INC.
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(Exact name of registrant as specified in its charter)

Nevada	000-49862	33-0974674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 C Cooper Court
Los Gatos, California 95032
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(Address of principal executive offices)

(408) 354-7200
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(Registrant's telephone number, including area code)

N/A
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(Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 30, 2006, Procera Networks, Inc., a corporation organized under the laws of the State of Nevada (the “Company”) completed the sale of 5,100,000 shares of its restricted common stock (the "Shares") for $1.00 per share to fifteen (15) accredited investors (the “Investors”), for a total of $5,100,000. The Company also issued warrants to purchase 1,020,000 shares of its common stock to the Investors at an exercise price of $1.50 per share (the “Warrants”) (the Shares and the Warrants, together are referred to as the “Offering”). Pursuant to the warrant agreements, the Warrants may be exercised at any time after November 30, 2006, and for a period of sixty (60) months thereafter. The Company's stock closed at $1.65 on Thursday, November 30, 2006.

“The Company entered into an oral agreement with Chadbourn Securities, Inc. (the “Placement Agent”).  The Company's Board of Directors accepted the terms of the Offering after consulting with the Placement Agent.  The Company engaged the Placement Agent on a non-exclusive basis.  The Placement Agent received a cash fee of eight percent (8%) of the proceeds raised in the Offering from the Investors introduced to the Company by the Placement Agent, plus total warrants of ten percent (10%) of the shares of common stock purchased in the Offering from the Investors introduced to the Company by the Placement Agent, exercisable at $1.00 per share.  In addition, cash fees of one percent (1%) of the proceeds raised in the Offering from the Investors introduced to the Company by other than the Placement Agent and total warrants of five percent (5%) of the shares of common stock purchased in the Offering from the Investors introduced to the Company by other than the Placement Agent, exercisable at the Offering Price, were paid to the Placement Agent.  Additionally, the Company paid the Placement Agent $62,000 in legal and consulting fees and expenses.  Moreover, the Company entered into an oral agreement with a finder.  Finally, the Company has agreed to compensate the finder a fee consisting of 90,000 fully paid shares of the Company’s Common Stock.”

In accordance with the Offering several documents were entered into, including but not limited to the following: (i) common stock subscription agreements, a form of which is attached to this Report as Exhibit 2.1; (ii) warrant agreements, a form of which is attached to this Report as Exhibit 2.2; (iii) registration rights agreements, a form of which is attached to this Report as Exhibit 2.3; (iv) investor questionnaires, a form of which is attached to this Report as Exhibit 2.4; and (v) an escrow agreement, attached to this Report as Exhibit 2.5.

The foregoing description of the Offering and related documents are qualified in their entirety by reference to the related documents, which are incorporated herein by reference and attached hereto.

Item 3.02	Unregistered Sale of Equity Securities

The Information set forth above in “Item 1.01 - Entry into Material Definitive Agreement” is incorporated herein by reference.

The Shares were issued to accredited investors in a private placement transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Rule 506 of Regulation D promulgated thereunder.  The Investors had access to all relevant information necessary to evaluate the investment, and represented to the Company that the securities were being acquired for investment purposes.

The Shares have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the subject shares of the Company's common stock underlying such securities.

Item 9.01	Exhibits

(d)	Exhibits

2.1	Form of Common Stock Subscription Agreement by and between Procera and the Investors.
2.2	Form of Warrant Agreement by and between Procera and the Investors.
2.3	Form of Registration Rights Agreement by and between Procera and the Investors.
2.4	Form of Investor Questionnaire.
2.5	Escrow Agreement by and between Heritage Bank of Commerce and Procera dated November 13, 2006.

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: December 5, 2006	PROCERA NETWORKS, INC.,
a Nevada corporation

By: /s/ Douglas Glader
Title: President & CEO